Exhibit 4.2

Execution Version

LIMITED WAIVER TO LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT

This LIMITED WAIVER TO LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Waiver”) is dated as of August 31, 2012 and is entered into by and among BANK OF AMERICA, N.A., as collateral agent for the Revolving Facility Secured Parties (as defined in the Intercreditor Agreement referenced below) (in such capacity, the “Collateral Agent”), WILMINGTON TRUST, NATIONAL ASSOCIATION (as successor by merger to Wilmington Trust FSB), as trustee under the Indenture (as defined in the Intercreditor Agreement) (in such capacity, the “Trustee”) and as collateral agent for the Noteholder Secured Parties (as defined in the Intercreditor Agreement) (in such capacity, the “Noteholder Collateral Agent”), AFFINIA GROUP INC. (the “Company”), AFFINIA GROUP INTERMEDIATE HOLDINGS INC. (“Holdings”), and the subsidiaries of the Company listed on the signature pages hereto (collectively with the Company and Holdings, the “Grantors”).

RECITALS:

A. The Grantors, the Revolving Facility Secured Parties and the Collateral Agent have entered into that certain ABL Credit Agreement dated as of August 13, 2009 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which, among other things, the Collateral Agent and the Revolving Facility Secured Parties have made and may hereafter make certain loans, advances and other financial accommodations to the Grantors.

B. The Grantors, the Noteholder Secured Parties, the Trustee and the Noteholder Collateral Agent have entered into that certain Indenture dated as of August 13, 2009 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which, among other things, the Noteholder Secured Parties have made certain financial accommodations to the Grantors.

C. The Collateral Agent, the Noteholder Collateral Agent and the Grantors have entered into that certain Lien Subordination and Intercreditor Agreement dated as of August 13, 2009 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), which sets forth the respective lien priorities and related rights and remedies with respect to the Collateral (as defined in the Intercreditor Agreement) of the Collateral Agent and the Noteholder Collateral Agent.

D. The Grantors have notified the Collateral Agent and the Noteholder Collateral Agent that (i) the Company intends to sell 100% of the membership interests in Affinia Acquisition LLC and certain of the Company’s brake-related assets, (ii) Affinia International Inc. intends to sell 100% of the membership interests in Brake Parts Inc LLC, (iii) Affinia India LLC intends to sell 100% of the capital stock of Affinia India Private Limited, and (iv) Affinia Canada ULC intends to sell certain of its brake-related assets (such transactions described in the foregoing clauses (i) through (iv) and any other transactions as the Company may deem necessary or appropriate to effect the sale of its North American and Asian brake parts business, collectively, the “Brake Sale”).

E. As part of the Brake Sale the Grantors intend to sell both Revolving First Lien Collateral and Noteholder First Lien Collateral (each as defined in the Intercreditor Agreement) in a single transaction involving an amount in excess of $25.0 million. The Grantors have requested that the Collateral Agent (with the consent of the Required Lenders (as defined in the Credit Agreement)) and the Noteholder Collateral Agent waive the requirement under Section 2.05(b) of the Intercreditor Agreement that the portion of the aggregate sales price deemed to be proceeds of the Revolving Facility First Lien Collateral, on the one hand, and the Noteholder First Lien Collateral, on the other hand, be allocated to the Noteholder First Lien Collateral or the Revolving Facility First Lien Collateral in accordance with their respective fair market values, as determined by an Independent Qualified Party (as defined in the Intercreditor Agreement).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

AGREEMENT:

SECTION 1. DEFINITIONS. Unless otherwise defined herein, capitalized terms used in this Waiver shall have the meanings ascribed to such terms in the Intercreditor Agreement, or if not defined therein, shall have the meanings ascribed to such terms in the Credit Agreement.

SECTION 2. LIMITED WAIVER.

2.1 If (A) the Collateral Agent and the Noteholder Collateral Agent have received an executed copy of the Equity and Asset Purchase Agreement relating to the Brake Sale and the Brake Sale is closed on substantially the same terms as set forth therein on or before March 31, 2013 (unless such time is extended by the Collateral Agent in its sole discretion and by Noteholder Collateral Agent upon receipt of the documents specified in Section 9.05 of the Indenture), (B) the net cash proceeds received from the Brake Sale are (1) paid directly by the purchaser to the Noteholder Collateral Agent to be held in trust for an offer to purchase the Senior Secured Notes in an amount equal to such net cash proceeds in accordance with the provisions of the Indenture (the “Offer”), (2) used to make the Offer, which Offer shall be commenced within sixty (60) days of receipt thereof and completed within ninety (90) days of receipt thereof, and (3) held by the Noteholder Collateral Agent pending completion of the Offer in accordance with the foregoing terms, (C) there is no Default or Event of Default under the Revolving Facility Documents or the Noteholder Documents at the time the Offer is made and (D) the Tier I Payment Conditions are satisfied at all times from and after the date of the consummation of the Brake Sale until the Offer is complete, then, upon and to the extent that such conditions are satisfied and subject to the effectiveness of this Waiver, the Collateral Agent (with the consent of the Required Lenders, which consent the Collateral Agent has received) and the Noteholder Collateral Agent hereby waive the requirement under Section 2.05(b) of the Intercreditor Agreement that the portion of the aggregate sales price deemed to be proceeds of the Revolving Facility First Lien Collateral, on the one hand, and the Noteholder First Lien Collateral, on the other hand, be allocated to the Noteholder First Lien Collateral or the Revolving Facility First Lien Collateral in accordance with their respective fair market values, as be determined by an Independent Qualified Party (as defined in the Intercreditor Agreement) (it being agreed that the failure to satisfy of any condition contained herein will result in all requirements under Section 2.05(b) of the Intercreditor Agreement remaining in full force and effect). The Collateral Agent (with the consent of the Required Lenders, which consent the

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Collateral Agent has received) and the Noteholder Collateral Agent hereby further agree that, notwithstanding anything to the contrary in Section 2.05 of the Intercreditor Agreement, the net cash proceeds received from the Brake Sale may be paid directly to and held by the Noteholder Collateral Agent in trust pending completion of the Offer in accordance with clause (B) above.

2.2 The waiver set forth above is limited to the disposition of assets contemplated by the Brake Sale and shall not be deemed (A) a waiver of (1) any other term or provision of the Intercreditor Agreement, the Revolving Facility Documents or the Noteholder Documents, or (2) the same provision of the Intercreditor Agreement for any prior or subsequent dispositions of Collateral, (B) consent to any actions of the Grantors or (C) a waiver of any of the rights and remedies of the Collateral Agent or the Noteholder Collateral Agent relating to any violations or circumstances (other than, in each case, the specific circumstances described above), all of which shall remain in full force and effect and are hereby reserved.

SECTION 3. CONDITIONS TO EFFECTIVENESS. This Waiver will become effective upon the satisfaction of the following conditions precedent unless specifically waived in writing by the Collateral Agent and the Noteholder Collateral Agent (such date, the “Waiver Effective Date”):

3.1 Documentary Conditions. The Collateral Agent and the Noteholder Collateral Agent shall have received (in form and substance reasonably satisfactory to them):

(a) fully executed copies of this Waiver executed by the Collateral Agent, the Noteholder Collateral Agent, the Required Lenders and the Grantors;

(b) in the case of the Collateral Agent, any other documents, agreements, instruments and information, including any financial disclosures reasonably requested by Collateral Agent; and

(c) in the case of the Noteholder Collateral Agent, the documents specified in Section 9.05 of the Indenture.

3.2 Representations and Warranties. All representations and warranties of the Grantors set forth in Section 4 of this Waiver shall be true and correct.

3.3 Proceedings and other Matters. All proceedings taken in connection with the transactions contemplated by this Waiver (excluding the Brake Sale) and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to the Collateral Agent and the Noteholder Collateral Agent.

SECTION 4. REPRESENTATIONS AND WARRANTIES. The Grantors hereby represent and warrant to the Collateral Agent and the Noteholder Collateral Agent that:

4.1 Authorization. The Grantors are duly authorized to execute and deliver this Waiver and are and will continue to be duly authorized to perform their respective obligations under the Intercreditor Agreement, as modified hereby, the Revolving Facility Documents and the Noteholder Documents.

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4.2 No Conflicting Agreements. The execution and delivery of this Waiver by the Grantors do not and will not conflict with any provision of law or of the governing documents of the Grantors or any agreement binding upon the Grantors.

4.3 Validity and Binding Effect. The Intercreditor Agreement, as modified hereby, the Revolving Facility Documents, the Noteholder Documents and this Waiver are legal, valid and binding obligations of the Grantors, enforceable against the Grantors in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

4.4 Compliance with Intercreditor Agreement. The Grantors have complied with and are in compliance with all of the covenants of the Grantors set forth in the Intercreditor Agreement, as modified hereby, the Revolving Facility Documents and the Noteholder Documents.

4.5 No Event of Default; Tier I Payment Condition. As of the date hereof, no Default or Event of Default under the Revolving Facility Documents or the Noteholder Documents has occurred or is continuing and the Tier I Payment Conditions are satisfied. If at any time after the date hereof and before the completion of the Offer an officer of the Company or Holdings becomes aware that a Default or Event of Default under the Revolving Facility Documents or the Noteholder Documents has occurred and is continuing or that the Tier I Payment Conditions are not satisfied, the Company will provide prompt written notice to the Collateral Agent and the Noteholder Collateral Agent.

SECTION 5. GENERAL PROVISIONS.

5.1 No Changes. Except as expressly provided in this Waiver, the terms and provisions of the Intercreditor Agreement, the Revolving Facility Documents and the Noteholder Documents shall remain in full force and effect and are hereby affirmed, confirmed and ratified in all respects. This Waiver is effective only to waive those terms and provisions of the Intercreditor Agreement expressly set forth herein and shall become effective only on the terms and conditions set forth herein.

5.2 Attorney’s Fees and Costs. Each of the Grantors hereby jointly and severally agrees to reimburse each of the Collateral Agent and the Noteholder Collateral Agent for all of its reasonable out-of-pocket legal fees and expenses incurred in the preparation and documentation of this Waiver and related documents.

5.3 GOVERNING LAW; WAIVER OF JURY TRIAL. THIS WAIVER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS WAIVER.

5.4 Counterparts. This Waiver may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. This Waiver may also be delivered by facsimile or electronic mail and each signature page hereto delivered by facsimile or electronic mail shall be deemed for all purposes to be an original signatory page.

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5.5 Further Assurances. Each Grantor covenants and agrees that it will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as reasonably may be required by the Collateral Agent or the Noteholder Collateral Agent to effectuate fully the intent of this Waiver.

5.6 Captions. The captions in this Waiver are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Waiver or any of the provisions hereof.

5.7 References. On or after the Waiver Effective Date, each reference in the Intercreditor Agreement, the Revolving Facility Documents or the Noteholder Documents to this “Agreement”, the “Intercreditor Agreement” or words of like import, shall unless the context otherwise requires, be deemed to refer to the Intercreditor Agreement as modified hereby.

5.8 Severability. Any provision of this Waiver held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Waiver and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

5.9 Successors and Assigns. This Waiver shall inure to the benefit of the Collateral Agent and the Noteholder Collateral Agent, their respective successors and assigns and be binding upon the Grantors, their successors and assigns.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed by their respective officers thereunto duly authorized and delivered as of the date first written above.

BANK OF AMERICA, N.A., individually as a Lender and as Collateral Agent

By:	/s/ Steven Siravo
Name: Steven Siravo
Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION., as Trustee and Noteholder Collateral Agent

By:	/s/ Jane Schweiger
Name: Jane Schweiger
Title: Vice President

AFFINIA GROUP INTERMEDIATE HOLDINGS INC.

By:	/s/ Thomas Kaczynski
Name: Thomas Kaczynski
Title: Vice President, Treasurer

AFFINIA GROUP INC.

By:	/s/ Thomas Kaczynski
Name: Thomas Kaczynski
Title: Vice President, Treasurer

AFFINIA INTERNATIONAL HOLDINGS CORP.

By:	/s/ Thomas Kaczynski
Name: Thomas Kaczynski
Title: Vice President, Treasurer

AFFINIA CANADA GP CORP.

By:	/s/ Thomas Kaczynski
Name: Thomas Kaczynski
Title: Vice President, Treasurer

AFFINIA PRODUCTS CORP LLC

By:	/s/ Thomas Kaczynski
Name: Thomas Kaczynski
Title: Vice President, Treasurer

AUTOMOTIVE BRAKE COMPANY INC.

By:	/s/ Thomas Kaczynski
Name: Thomas Kaczynski
Title: Vice President, Treasurer

WIX FILTRATION CORP LLC

By:	/s/ Thomas Kaczynski
Name: Thomas Kaczynski
Title: Vice President, Treasurer

AFFINIA ACQUISITION LLC

By:	/s/ Thomas Kaczynski
Name: Thomas Kaczynski
Title: Vice President, Treasurer

AFFINIA INDIA LLC (f/k/a Affinia MAT Brake Company LLC)

By:	/s/ Thomas Kaczynski
Name: Thomas Kaczynski
Title: Vice President, Treasurer

AFFINIA INTERNATIONAL INC.

By:	/s/ Thomas Kaczynski
Name: Thomas Kaczynski
Title: Vice President, Treasurer

BRAKE PARTS INC LLC

By:	/s/ Thomas Kaczynski
Name: Thomas Kaczynski
Title: Vice President, Treasurer

AFFINIA CANADA ULC

By:	/s/ Thomas H. Madden
Name: Thomas H. Madden
Title: Treasurer

AFFINIA CANADA L.P.
By: Affinia Canada GP Corp., its
General Partner

By:	/s/ Thomas Kaczynski
Name: Thomas Kaczynski
Title: Vice President, Treasurer

Consented to by the Revolving Facility Required Lenders:

BANK OF AMERICA, N.A. (acting through its Canada branch), as a Canadian Lender

By:	/s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

JPMORGAN CHASE BANK, N.A., individually as a U.S. Lender and a Canadian Lender and as a Co-Documentation Agent

By:	/s/ Robert P. Kellas
Name: Robert P. Kellas
Title: Executive Director

BARCLAYS BANK PLC, as a U.S. Lender and as a Canadian Lender

By:	/s/ Sreedhar R. Kona
Name: Sreedhar R. Kona
Title: Assistant Vice President

DEUTSCHE BANK AG NEW YORK BRANCH, as a Canadian Lender

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a U.S. Lender

By:
Name:
Title:

By:
Name:
Title:

WELLS FARGO CAPITAL FINANCE, LLC, as a U.S. Lender

By:	/s/ Nima Rassouli
Name: Nima Rassouli
Title: Vice President

WELLS FARGO FOOTHILL CANADA ULC, as a Canadian Lender

By:	/s/ Domenic Cosentino
Name: Domenic Cosentino
Title: Vice President

PNC BANK NATIONAL ASSOCIATION, as a U.S. Lender

By:	/s/ Kevin D. Rich
Name: Kevin D. Rich
Title: Officer

COMERICA BANK, as a U.S. Lender

By:	/s/ Thomas VanderMeulen
Name: Thomas VanderMeulen
Title: Vice President

RB INTERNATIONAL FINANCE (USA) LLC (F/K/A RZB FINANCE LLC), as a U.S. Lender

By:	/s/ John A. Valiska
Name: John A. Valiska
Title: First Vice President

By:	/s/ Shirley Ritch
Name: Shirley Ritch
Title: Vice President

RBS BUSINESS CAPITAL, A DIVISION OF RBS ASSET FINANCE, INC., A SUBSIDIARY OF RBS CITIZENS, NA, as a U.S. Lender

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as a U.S. Lender

By:	/s/ Lynn Gosselin
Name: Lynn Gosselin
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, CANADA BRANCH, as a Canadian Lender

By:	/s/ Joseph Rauhala
Name: Joseph Rauhala
Title: Principal Officer

REGIONS BANK, as a U.S. Lender

By:	/s/ Curtis J. Correa
Name: Curtis J. Correa
Title: Senior Vice President

CAPITAL ONE LEVERAGE FINANCE CORP., as a U.S. Lender

By:	/s/ Barry S. Fein
Name: Barry S. Fein
Title: Senior Vice President